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                                                                     Exhibit 3.1

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          NEW JERSEY ACQUISITION, INC.


            It is hereby certified that:

            1. The name of the corporation (hereinafter called the "Corporation") is New Jersey Acquisition, Inc.

            2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article FIRST:

                                     FIRST:

            The name of the Corporation is MC Industrial Group, Inc.

            3. The amendment of the Certificate of Incorporation of the Corporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the Delaware General Corporation Law.

            The undersigned, being the President of the Corporation, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true under penalties of perjury, and accordingly I have hereunto set my hand this 18th day of May, 2004.

                                                        /s/  Douglas G. Furth
                                                        ---------------------
                                                        Douglas G. Furth
                                                        President